ASI Entertainment Announces Patentability of SafeCell Established

SEATTLE--(BUSINESS WIRE)--September 29, 2008--ASI Entertainment, Inc. (OTCBB:ASIQ) announced today that it has received advice from its patent attorneys, Watermark, that an International Preliminary Report on Patentability ("IPRP") has been established for the Company's SafeCell patent application. This is the culmination of a 16 month process following 2 independent examinations and international searches. Under the report, all 13 claims of the final submission have been accepted.

The next phase in the establishment of patent rights, is the filing of national phase patent applications in individual countries of interests. The company has until 27th January 2009 to complete this phase.

About ASI and SafeCell
ASI owns the intellectual property of SafeCell. SafeCell is a new generation patent-pending software application that converts a normal cell phone into a wireless communicator. SafeCell was developed to substantially reduce the cost of SMS, MMS, Chat, and Email for the regional and international airline traveler. SafeCell connects via Bluetooth, so it operates with any modern cell phone, including the new generation cell phones that already have wireless interface. SafeCell delivers its services via the internet and is designed for operation in-flight and on the ground.

SafeCell is uniquely positioned competitively and is currently being marketed to the airline industry via licensing and agency agreements. ASI's business model is based on receiving license fees and royalty payments fees from the SafeCell technology.

Safe Harbor Disclosure:
Certain statements contained in this press release and periodic reports issued by ASI Entertainment, Inc., (ASIQ) (the "company"), that are not historical facts are "forward-looking" statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are statements regarding the intent, belief, or current expectations, estimates, or projections of the company, its directors, or its officers about the company and the industry in which it operates and are based on assumptions made by management. Forward-looking statements include without limitation statements regarding: (a) the company's strategies regarding growth and business expansion, including future acquisitions; (b) the company's financing plans; (c) trends affecting the company's financial condition or results of operations; (d) the company's ability to continue to control costs and to meet its liquidity and other financing needs; (e) the declaration and payment of dividends; and
(f) the company's ability to respond to changes in customer demand and regulations. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When issued in this report, the words "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", and similar expressions are generally intended to identify forward-looking statements. Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) changes in the regulatory and general economic environment; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the company's revenue and/or cost and expenses, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs; (iv) changes in technology or customer requirements, which could render the company's technologies noncompetitive or obsolete; (v) new product introductions, product sales mix, and the geographic mix of sales. The company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information, contact
ASI Entertainment, Inc.
Phil Shiels, +61 3 9016 3021
philshiels@nextwaveinvestments.com.